As filed with the United States Securities and Exchange Commission on August 11, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EchoStar Communications Corporation
(Exact name of registrant as specified in its charter)

Nevada	88-0336997
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO 80112
(Address, including zip code, of principal executive offices)
ECHOSTAR COMMUNICATIONS CORPORATION
AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED 2001 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
(Full Title of Plan)

DAVID K. MOSKOWITZ
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
ECHOSTAR COMMUNICATIONS CORPORATION
9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO 80112
(Name and address of agent for service)
(303) 723-1000
(telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Fee
Class A Common Stock, par value $0.01 per share:
Amended and Restated 1997 Employee Stock
Purchase Plan	1,000,000	$32.785	$32,785,000	$3,508.00
Amended and Restated 2001 Nonemployee
Director Stock Option Plan	1,000,000	$32.785	$32,785,000	$3,508.00

Total	2,000,000		$65,570,000	$7,016.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers additional shares that may become issuable under the above-named plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, the maximum offering price per share, the aggregate offering price, and the amount of the registration fee were calculated based upon the average of the high and low prices of EchoStar Communication Corporation’s Class A Common Stock (the “Common Stock”) as reported on The Nasdaq Global Market on August 9, 2006.
EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by EchoStar Communications Corporation (the “Registrant” or the “Company”) for the purpose of registering an additional: (i) 1,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s Amended and Restated 1997 Employee Stock Purchase Plan (the “ESPP”); and (ii) 1,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s Amended and Restated 2001 Nonemployee Director Stock Option Plan (the “2001 Plan”). The Registrant has registered 800,000 shares (reflects three two-for-one stock splits effective on July 20, 1999, October 26, 1999 and March 23, 2000) under the ESPP (before its amendment and restatement) on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 30, 1997 (File No. 333-36791) and has registered 250,000 shares under the 2001 Plan (before its amendment and restatement approved on May 11, 2006) on Form S-8 filed with the SEC on April 18, 2001 (File No. 333-59148). The amendment and restatement of the ESPP and 2001 Plan were approved by the requisite vote of stockholders at the Registrant’s Annual Meeting of Stockholders held on May 11, 2006. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statements, as amended, are hereby incorporated herein by reference.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
The following documents, which have heretofore been filed by EchoStar Communications Corporation, a Nevada Corporation formed in April 1995, with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;

(d)	The Registrant’s Current Reports on Form 8-K filed on January 19, 2006, January 20, 2006, February 3, 2006, February 14, 2006, February 17, 2006, March 20, 2006 and April 13, 2006;

(e)	All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange act of 1934, as amended (the “Exchange Act”), since the end of Fiscal 2005;

(f)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2006; and

(g)	The description of the Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A, declared effective June 20, 1995 by the SEC, pursuant to Section 12 of the Exchange Act.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Registrant files a post-effective amendment to this Registration Statement on Form S-8 that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently-filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.
ITEM 4. DESCRIPTION OF SECURITIES.
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
The validity of the securities being registered hereunder is being passed upon for the Registrant by David K. Moskowitz. As of July 31, 2006, Mr. Moskowitz owned, directly and indirectly, 1,190,769 shares of the Registrant’s Common Stock and exercisable options that include the right to acquire 619,304 additional shares of the Registrant’s Common Stock within 60 days of July 31, 2006.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Incorporated by reference from the Registrant’s Registration Statements on Form S-8, Nos. 333-36791 and 333-59148.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.

ITEM 8. EXHIBITS.
     The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.	Description
4.1	Amended and Restated 1997 Employee Stock Purchase Plan (incorporated by reference to
Exhibit B to the Registrant’s Definitive Proxy Statement on Schedule 14A dated April 7, 2006).

4.2	Amended and Restated 2001 Nonemployee Director Stock Option Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A dated April 7, 2006).

5.1	Opinion of David K. Moskowitz (opinion re: legality)

23.1	Consent of David K. Moskowitz (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24	Power of Attorney (set forth on the signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS.
1)	The undersigned Registrant hereby undertakes:
a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
2)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 11, 2006.
ECHOSTAR COMMUNICATIONS CORPORATION

By:	/s/ David K. Moskowitz
David K. Moskowitz
Executive Vice President, General Counsel, Secretary and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David K. Moskowitz as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) or supplements thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully as to all intents and purposes as the undersigned might or could do in person, thereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles W. Ergen	Chairman of the Board,	August 11, 2006

Charles W. Ergen	and Chief Executive Officer
(Principal Executive Officer)

/s/ David J. Rayner	Executive Vice President and	August 11, 2006

David J. Rayner	Chief Financial Officer
(Principal Financial Officer)

/s/ David K. Moskowitz	Executive Vice President, General	August 11, 2006

David K. Moskowitz	Counsel, Secretary and Director

/s/ James DeFranco	Director	August 11, 2006

James DeFranco

Director

Michael T. Dugan

Director

Cantey Ergen

/s/ Steven R. Goodbarn	Director	August 11, 2006

Steven R. Goodbarn

Director

Gary Howard

/s/ Tom A. Ortolf	Director	August 11, 2006

Tom A. Ortolf

Director

C. Michael Schroeder

Director

Carl E. Vogel

Exhibit Index

Exhibit No.	Description
4.1	Amended and Restated 1997 Employee Stock Purchase Plan (incorporated by reference to
Exhibit B to the Registrant’s Definitive Proxy Statement on Schedule 14A dated April 7, 2006).

4.2	Amended and Restated 2001 Nonemployee Director Stock Option Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A dated April 7, 2006).

5.1	Opinion of David K. Moskowitz (opinion re: legality)

23.1	Consent of David K. Moskowitz (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24	Power of Attorney (set forth on the signature page of this Registration Statement)

5